- Important Shareholder Notice -

ADAIR INTERNATIONAL OIL AND GAS, INC. ("AIGI" or the "Corporation") has set the record date as the close of business on June 17, 2002. This date determines which AIGI shareholders are entitled to vote their shares at the Corporation's 2001 Annual Meeting. The Annual Meeting of the Corporation's shareholders will be held at Chase Center Auditorium, 601 Travis, Houston, Texas 77002 at 9:00 am local time, on July 15, 2002.

In order for your shares to be voted, you must hold AIGI stock as of the
June 17, 2002 record date.

SHAREHOLDER VOTING INSTRUCTIONS

IF YOU HOLD YOUR SHARE CERTIFICATES:

If your share certificates are physically within your possession and control please sign, date and mail TODAY your GOLD Proxy card in the enclosed postage-paid return envelope, so that your shares may be represented at the Corporation's 2001 Annual Meeting.

IF YOUR BANK OR BROKER HOLDS YOUR SHARE CERTIFICATES:

If your bank or broker holds your share certificates in "street name" you must immediately contact your bank or broker and give them your instructions on how to vote your shares. You may have received a proxy statement and proxy card from your broker. In that case, use those materials to return your proxy.

Your bank or broker will NOT be able to vote your shares for the SCORE Group Nominees without receiving YOUR specific instructions! YOU must contact your bank or broker and follow the directions provided by them to properly vote your shares.

In order for your shares to be voted by your bank or broker you must follow their instructions on the correct way to vote your stock, so that your vote will be counted at the July 15, 2002 meeting date.

IF I HAVE ANY ADDITIONAL QUESTIONS WHOM SHOULD I CONTACT?

You should contact the SCORE Group Proxy solicitor as follows:

N.S. Taylor & Associates, Inc.
131 South Stagecoach Road
Atkinson, Maine 04426
Banks and Brokers Call Collect: 1.207.564.8700
All Others Call Toll Free: 1.866.470.3800